                                                   UNITED STATES

SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 27, 2009

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555
Tennessee	87-0267438
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 27, 2009 the Company entered into a five-year fixed price gas sales contract with Atmos Energy Marketing, LLC,  in Houston, Texas, a nonregulated unit of Atmos Energy Corporation (NYSE: ATO). The agreement provides for the sale of up to 600 MMBtu per day of gas produced by facilities which extract the methane component of landfill gas installed by the Companys subsidiary, Manufactured Methane Corporation , at the Carter Valley Landfill in Church Hill, Tennessee. The contract is effective beginning with September 2009 gas production and ends July 31, 2014.

The agreed contract price of approximately $6.00 is a premium to the  five-year strip price for natural gas on the NYMEX futures market.  MMC currently produces an average of about 500 MMBtu per day from the Carter Valley landfill, equivalent to about 500,000 cubic feet of methane gas, and this is expected to increase with the growth of the Carter Valley Landfill.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1 press release dated September 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 2, 2009
Tengasco, Inc.

By: s/Jeffrey R. Bailey
Jeffrey R. Bailey,
Chief Executive Officer